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                                                                         EX. 5.1

                                 June 5, 1998



IMPAC Group, Inc.
1950 North Ruby Street
Melrose Park, IL  60160

     Re:  IMPAC Group, Inc. - Registration of
          $100,000,000 Aggregate Principal Amount of
          10 1/8%  Senior Notes Due
          2008, Series B on Form S-4
          --------------------------

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration, pursuant to a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission on March
              ---
27, 1998 (the "Registration Statement"), of $100,000,000 aggregate principal
               ----------------------
amount of 10 1/8% Senior Notes due 2008, Series B (the "New Notes") of IMPAC
                                                        ---------
Group, Inc. (the "Company"), together with guarantees thereof (the "New
                  -------                                           ---
Guarantees") by AGI Incorporated, Klearfold, Inc., KF-International, Inc. and
----------
KF-Delaware, Inc. (the "Guarantors").
                        ----------

     The New Notes and the New Guarantees will be offered in exchange for the Company's outstanding 10 1/8% Senior Notes due 2008 (the "Old Notes"), which
                                                          ---------
have also been guaranteed by the Guarantors, pursuant to the terms of the exchange offer (the "Exchange Offer") set forth in the form of prospectus
                     --------------
included in the Registration Statement.

     We have acted as counsel to the Company and the Guarantors in connection with the foregoing registration of the New Notes. We have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such records, instruments, certificates, memoranda and other documents as we have deemed necessary or advisable for purposes of this opinion and have assumed, without independent inquiry, the accuracy of those documents. In that examination,
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IMPAC Group, Inc.
June 5, 1998
Page 2



we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing such documents.

     As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intent or other state of mind), we have relied on the representations of the Company and the Guarantors, and we have assumed, without independent inquiry, the accuracy of those representations.

     We have also assumed that the Indenture (as defined in the Registration Statement), the New Notes and the New Guarantees have been duly authorized and validly executed and delivered by each of AGI Incorporated ("AGI"), Klearfold,
                                                             ---
Inc. ("Klearfold"), and KF-International, Inc. ("International") and that each
       ---------                                 -------------
of AGI, Klearfold and International is a corporation validly existing under the laws of its jurisdiction of organization and has the corporate power and authority to enter into each of the Indenture, the New Notes and the New Guarantees.

     The opinion set forth below relating to the binding effect of the Indenture, the New Notes and the New Guarantees (collectively, the "Operative
                                                                    ---------
Documents") upon the Company and the Guarantors are subject to the following
---------
general qualifications:


     (i) as to any instrument delivered by the Company or the Guarantors as contemplated by the Operative Documents, we assume that the Company or the respective Guarantor has received the agreed to consideration therefor;

     (ii) as to any agreement to which the Company or a Guarantor is a party, we assume that such agreement is the binding obligation of each party thereto other than the Company or the Guarantors;

     (iii) the enforceability of any obligation of the Company or the Guarantors may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshalling or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights);

     (iv) no opinion is given herein as to the enforceability of any particular provision of any of the Operative Documents relating to remedies after default or as to the availability of any specific or equitable relief of any kind;
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     (v)    no opinion is given herein as to the enforceability of any particular provision of any of the Operative Documents relating to
            (A) waivers of defenses, of rights to trial by jury, or rights to obtain jurisdiction or venue and other rights or benefits bestowed by operation of law, (B) waivers of provisions which are not capable of waiver under Section 1-102(3) of the Uniform Commercial Code, or
            (C) exculpation clauses, indemnity or contribution clauses and clauses relating to releases or waivers of unmatured claims or rights; we express no opinion as to the effect of suretyship defenses, or defenses in the nature thereof, with respect to the obligor or of any guarantor, joint obligor or surety;

     (vi) with respect to any liquidated damages provisions, we have assumed that the amount of the liquidated damages specified in such provision bears a reasonable proportion to the probable loss from failure to comply with the relevant covenant and the amount of actual loss is incapable of precise estimation or difficult to estimate precisely; and

     (vii) the enforcement of any rights may in all cases be subject to an implied duty of good faith and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     This opinion is limited to the internal substantive laws of The Commonwealth of Massachusetts as applied by courts located in Massachusetts, the internal substantive laws of the State of New York as applied by courts located in New York, and the General Corporation Law of the State of Delaware as applied by courts located in Delaware. No opinion is given herein as to the choice of law or internal substantive rules of law which any tribunal may apply to the transactions referred to herein. We express no opinion as to, and assume compliance, with any applicable, federal or state securities law.

     We understand that all of the foregoing assumptions and limitations are acceptable to you.

     Based upon the foregoing, we are of the opinion that:
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IMPAC Group, Inc.
June 5, 1998
Page 4



     1. the Indenture has been duly authorized and validly executed and delivered by the Company and KF - Delaware, Inc. and is a valid and binding agreement of the Company and the respective Guarantors, enforceable against the Company and the respective Guarantors in accordance with its terms; and

     2. the New Notes, when issued by the Company in accordance with the terms of the Indenture against receipt of Old Notes pursuant to the terms of the Exchange Offer, will have been duly authorized and validly executed and delivered by the Company, and will be binding obligations of the Company enforceable in accordance with their terms and the New Guarantees will be binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

     We consent to the filing of a copy of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement under the caption "Legal Matters."

                                 Very truly yours,

                                 /s/ BINGHAM DANA LLP

                                 BINGHAM DANA LLP